PFT (Putnam Funds Trust) Putnam Short Duration Income Period ending 1/31/17

1.	Sub-Management Contract between Putnam Investment
Management, LLC and Putnam Investments Limited dated February 27, 2014; schedule A amended as of October 27, 2016 Incorporated by reference to Post-Effective Amendment No. 247 to the Registrants Registration Statement filed on November 25, 2016.